Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated January 21, 2000, except for Note O, as to which the date is March 7, 2000, with respect to the financial statements and schedules of Commercial Assets, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

Denver, Colorado
March 24, 2000                                              /s/Ernst & Young LLP